                                                            EXHIBIT 12
                                                            ----------

                                                RATIO OF EARNINGS TO FIXED CHARGES
                                                          (In Thousands)


RATIO EARNINGS TO FIXED CHARGES CALCULATION:

                                     Trump AC and Plaza Associates                            The Company         The Company
                             -----------------------------------------                     -----------------      (Pro Forma)
                                                                             From            From Inception      ------------
                                       Year Ended December 31,           January 1, 1995      (June 12, 1995)     Year Ended
                             -----------------------------------------      through           to December 31,    December 31,
EARNINGS:                      1991       1992       1993       1994     June 12, 1995             1995             1995
                             --------   --------   --------   --------   ---------------   ------------------    -----------
INCOME (LOSS) before
income taxes and
extraordinary items           (32,094)     2,185      5,878     (9,735)           (1,944)             (1,921)            684

PLUS:
FIXED CHARGES                  38,135     40,191     48,198     50,265            23,050              36,020         157,381
LESS:
CAPITALIZED INTEREST                0          0          0          0                 0                 (89)            (89)
                             --------   --------   --------   --------          --------            --------        --------
           EARNINGS             6,041     42,376     54,076     40,530            21,106              34,010         157,976
                             --------   --------   --------   --------          --------            --------        --------
FIXED CHARGES
INTEREST EXPENSE               34,395     31,843     40,435     49,061            22,516             35,014          154,574
PLUS:
CAPITALIZED INTEREST                0          0          0          0                 0                 89               89
PREFERRED PARTNERSHIP
DIST.                               0      6,894      6,317          0                 0                  0
INTEREST ELEMENT OF
RENTAL EXPENSE                  3,740      1,454      1,446      1,204               534                917            2,718
                             --------   --------   --------   --------          --------           --------         --------
            FIXED CHARGES      38,135     40,191     48,198     50,265            23,050             36,020          157,381
                             --------   --------   --------   --------          --------           --------         --------
RATIO OF EARNINGS TO FIXED
 CHARGES (DEFICIENCY)         (32,094)      1.1         1.1     (9,735)           (1,944)            (2,010)             1.0
                             ========   ========   ========   ========          ========           ========         ========

                                                            EXHIBIT 12
                                                            ----------

                                                RATIO OF EARNINGS TO FIXED CHARGES
                                                          (In Thousands)


RATIO EARNINGS TO FIXED CHARGES CALCULATION:

                                                          Taj Associates
                                        ------------------------------------------------------------

                                                         Year Ended December 31,
                                        ------------------------------------------------------------
EARNINGS:                                 1991           1992         1993        1994        1995
                                        --------       --------     --------    --------    --------
INCOME (LOSS) before income taxes
and extraordinary items                  (71,105)       (35,099)     (22,539)    (36,658)    (26,623)
PLUS:
FIXED CHARGES                             86,111        107,521      111,619     119,158     123,504
LESS:
CAPITALIZED INTEREST                           0              0            0           0           0
                                        --------       --------     --------    --------    --------
           EARNINGS                       15,006         72,422       89,080      82,500      96,881
                                        --------       --------     --------    --------    --------
FIXED CHARGES
INTEREST EXPENSE                          84,918        104,049      108,379     115,311     120,435
PLUS:
CAPITALIZED INTEREST                           0              0            0           0           0
PREFERRED PARTNERSHIP DIST                     0          1,825        1,733       2,171       1,554
INTEREST ELEMENT OF RENTAL EXPENSE         1,193          1,647        1,507       1,676       1,515
                                        --------       --------     --------    --------    --------
            FIXED CHARGES                 86,111        107,521      111,619     119,158     123,504
                                        --------       --------     --------    --------    --------
RATIO OF EARNINGS TO FIXED
 CHARGES (DEFICIENCY)                    (71,105)       (35,099)    (22,539)     (36,658)    (26,623)
                                        ========       ========     ========    ========    ========